Exhibit T3A.83

Secretary of State

State of Wyoming

The Capitol

Cheyenne, WY 82002-0020

ARTICLES OF INCORPORATION

I.	Corporate Name: CBL/GP, INC.

II.	Number and class of shares which the corporation is authorized to issue that together have unlimited voting rights:

2,000 Common with No Par Value

Number and class of shares which are entitled to receive the net assets of the corporation upon dissolution: (This class of shares may also be the class of shares that together have unlimited voting rights.)

2,000 Common with No Par Value

III.	The registered agent and street address of its registered office are:

CT Corporation System

1720 Carey Avenue

Cheyenne, Wyoming 82001

(The registered agent may be an individual who resides in this state, a domestic corporation or not-for-profit domestic corporation, or a foreign corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.)

IV.	The name and address of the incorporator is:
Jeffery V. Curry
Suite 103, One Park Place
6148 Lee Highway Chattanooga, Tennessee 37421

Secretary of State State of Wyoming The Capitol Cheyenne, WY 82002

CONSENT TO

APPOINTMENT BY REGISTERED AGENT

1.    X CT CORPORATION SYSTEM voluntarily consents to serve as the registered agent for CBL/GP, Inc., a Wyoming corporation on the date shown below;

2.    The registered agent certifies that it is:

(a)	An individual who resides in this state and whose business office is identical with the registered office; or

(b)	A domestic corporation or not-for-profit domestic corporation whose business office is identical with the registered office; or

X(c)	A foreign corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.

3.    I know and understand the duties of a registered agent as set forth in the 1989 Wyoming Business Corporation Act.

Dated this 30th day of November, 1993.

CT CORPORATION SYSTEM

By:	/s/ Robert Pischer
Signature of Registered Agent
	Title:	Robert Pischer, Asst Secy

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